Exhibit 99.1

Cambium Networks Reports Fourth Quarter and Full Year 2019 Financial Results

•	Revenues of $64.1 million, up 1% year-over-year
•	Enterprise Wi-Fi revenues increased 186% year-over-year, up 14% sequentially
•	Gross margin of 52.0%, non-GAAP gross margin of 52.4%
•	Net loss of $1.0 million or $0.04 per diluted share, non-GAAP net income of $2.3 million or $0.09 per diluted share
•	Adjusted EBITDA(1) of $5.3 million or 8.2% of revenues

ROLLING MEADOWS, IL., Feb. 10, 2020 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless broadband networking infrastructure solutions, today announced financial results for the fourth quarter and full year 2019 ended December 31, 2019.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q4 2019	Q3 2019	Q4 2018	Q4 2019	Q3 2019	Q4 2018
Revenues	$64.1	$65.7	$63.3	$64.1	$65.7	$63.3
Gross margin	52.0%	48.4%	48.1%	52.4%	48.7%	48.3%
Operating margin	2.9%	6.3%	4.5%	6.6%	8.8%	5.5%
Adjusted EBITDA margin				8.2%	10.3%	7.2%

	GAAP		Non-GAAP (1)
(in millions, except percentages)	2019	2018	2019	2018
Revenues	$267.0	$241.8	$267.0	$241.8
Gross margin	49.1%	47.8%	49.5%	47.9%
Operating margin	0.5%	2.6%	8.3%	4.5%
Adjusted EBITDA margin			9.8%	6.3%

Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the fourth quarter and full year ended December 31, 2019.

“I am pleased we delivered strong bottom line results during the fourth quarter as a consequence of solid execution by our entire team,” said Atul Bhatnagar, president and CEO. “Revenues grew year-over-year for our twenty-third consecutive quarter, and full year 2019 results included broadening the technology portfolio through new product introductions and the acquisition of Xirrus, receiving multiple recognitions by industry analysts and trade associations for our technology leadership in fixed wireless broadband infrastructure and cloud powered enterprise Wi-Fi solutions, as well as strengthening our capital structure.”

Bhatnagar continued, “We remain well positioned for technology leadership and improved financial performance during the second half of calendar 2020 with the introduction and ramp of new gigabit wireless solutions with the adoption of Wi-Fi 6, 60 GHz millimeter wave and the transition to 5G and CBRS technologies.”

Revenues of $64.1 million for the fourth quarter 2019 increased $0.8 million year-over-year, as a result of growth in enterprise Wi-Fi and Point-to-Point products offset by lower Point-to-Multi-Point revenues. Revenues for the fourth quarter 2019 decreased by $1.6 million compared to $65.7 million for the third quarter 2019, driven by a decrease in demand for Point-to-Multi-Point products countered by growth in Point-to-Point and enterprise Wi-Fi solutions. GAAP gross margin for the fourth quarter 2019 was 52.0%, compared to 48.1% for the fourth quarter 2018, and 48.4% for the third quarter 2019. GAAP operating income for the fourth quarter 2019 was $1.9 million, compared to $2.8 million during the fourth quarter 2018, and $4.1 million for the third quarter 2019. GAAP net loss for the fourth quarter 2019 was $1.0 million, or a net loss of $0.04 per diluted share, compared to net income of $0.7 million, or $0.05 per diluted share for the fourth quarter 2018, and net income of $2.0 million, or $0.08 per diluted share for the third quarter 2019.

Non-GAAP gross margin for the fourth quarter 2019 was 52.4%, compared to 48.3% for the fourth quarter 2018, and 48.7% for the third quarter 2019. Non-GAAP operating income for the fourth quarter 2019 was $4.3 million, compared to $3.5 million for the fourth quarter 2018, and $5.8 million for the third quarter 2019. Non-GAAP net income for the fourth quarter 2019 was $2.3 million, or $0.09 per diluted share, compared to $0.9 million, or $0.07 per diluted share for the fourth quarter 2018, and $3.7 million, or $0.15 per diluted share for the third quarter 2019. For the fourth quarter 2019, adjusted EBITDA was $5.3 million or 8.2% of revenues, compared to adjusted EBITDA of $4.5 million or 7.2% of revenues for the fourth quarter 2018, and $6.8 million or 10.3% of revenues for the third quarter 2019.

For full year 2019, revenues of $267.0 million increased by $25.3 million, up 10% compared to full year 2018. GAAP operating income of $1.3 million for full year 2019 compared to $6.4 million during 2018. Non-GAAP operating income was $22.3 million or 8.3% of revenues for full year 2019, compared to $10.8 million or 4.5% of revenues during 2018. GAAP net loss for full year 2019 was $17.6 million, or a loss of $0.89 per diluted share, compared to GAAP net loss of $1.5 million, or a loss of $0.11 per diluted share, for full year 2018.  For full year 2019, non-GAAP net income was $12.1 million or $0.47 per diluted share, compared to $1.9 million, or $0.14 per diluted share for 2018. Adjusted EBITDA for full year 2019 was $26.2 million or 9.8% of revenues, compared to $15.3 million or 6.3% of revenues for the full year 2018.

Cash provided by operating activities was $6.1 million for the fourth quarter 2019, due primarily to stronger working capital management, compared to cash used in operating activities of $5.7 million for the fourth quarter 2018, and $11.8 million cash used in operating activities for the third quarter 2019. Cash totaled $19.3 million as of December 31, 2019, $14.9 million higher than December 31, 2018, and an increase of $0.4 million from September 30, 2019. The increase in cash balance for the fourth quarter 2019 from the third quarter 2019 was primarily the result of a $3.8 million increase in payables, improved inventories, offset by a $2.7 million performance payment for the Xirrus Wi-Fi assets, and a $2.4 million paydown of debt.

Fourth Quarter 2019 Highlights

•	Revenues of $64.1 million increased 1% year-over-year, the twenty-third consecutive quarter of year-over-year revenue growth.
•	Enterprise Wi-Fi revenues increased 186% year-over-year, up 14% sequentially.
•	GAAP gross margin of 52.0%, up 390 basis points from 48.1% for the fourth quarter 2018, and up 360 basis points compared to 48.4% for the third quarter 2019.
•	Non-GAAP gross margin of 52.4%, up 410 basis points from 48.3% for the fourth quarter 2018, and up 370 basis points compared to 48.7% for the third quarter 2019.
•	GAAP net loss of $1.0 million or $0.04 per diluted share, non-GAAP net income of $2.3 million or $0.09 per diluted share.
•	Adjusted EBITDA of $5.3 million or 8.2% of revenues, compared to $4.5 million or 7.2% of revenues for the fourth quarter 2018, and $6.8 million or 10.3% of revenues for the third quarter 2019.
•	Introduced cnVision, a purpose-built wireless backhaul solution for CCTV video transport.
•	Appointed Mary Peterson to the newly created position of senior vice president and chief marketing officer.
•	Inclusion in IDC MarketScape Worldwide Enterprise WLAN 2019 as a Major Player.
•	Named winner in Chicago Innovation Awards telecommunications category for Cambium Networks PMP 450m with cnMedusa™ Massive MU-MIMO technology.
•	Awarded Best Supplier in Tourism at the 2019 Best Stay Awards for our Wi-Fi solutions.

Full Year 2019 Highlights

•	Revenues of $267.0 million increased 10% compared to 2018.
•	Enterprise Wi-Fi revenues increased 82% compared to 2018.
•	GAAP gross margin of 49.1%, up 130 basis points from 2018. Non-GAAP gross margin of 49.5%, increased 160 basis points from 2018.
•	GAAP net loss of $17.6 million or $0.89 per diluted share, non-GAAP net income $12.1 million or $0.47 per diluted share.
•	Adjusted EBITDA of $26.2 million or 9.8% of revenues, compared to $15.3 million or 6.3% of revenues for 2018, and represents a 71% increase for 2019.
•	Increased new channel partners by almost 1,500 year-over-year, an increase of 28%.
•	Devices under cnMaestro® Cloud management increased 62% compared to 2018.

First Quarter 2020 Financial Outlook

Taking into account our current visibility, the financial outlook as of February 10, 2020 for the first quarter ending March 31, 2020 and full year 2020 is expected to be as follows:

•	GAAP revenues between $56.0-$60.0 million
•	GAAP gross margin between 48.6%-50.2%; and non-GAAP gross margin between 49.0%-50.5%
•	GAAP operating (loss) income between ($1.5)-$0.5 million; and non-GAAP operating income between $0.0-$2.0 million
•	GAAP net loss between $3.0-$1.4 million or between $0.12 and $0.05 per diluted share; and non-GAAP net (loss) income between ($1.2)-$0.4 million or between ($0.05) and $0.02 per diluted share
•	Adjusted EBITDA between $1.1-$3.1 million; and adjusted EBITDA margin between 2.0%-5.2%
•	GAAP taxes between 19.0%-21.0%; and a non-GAAP effective tax rate of approximately 17.0%-19.0%
•	Approximately 25.6 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•	Paydown of debt: $2.5 million
•	Interest expense: approximately $1.1 million
•	Capital expenditures: $1.0-$1.3 million
•	Pre-tax restructuring charges: $0.8-$0.9 million

Full Year 2020 Financial Outlook

•	GAAP revenues between $262.0-$272.0 million
•	Adjusted EBITDA margin between 10.0%-12.0%

Cambium Networks is taking additional steps in connection with its previously announced corporate restructuring to continue to better align our cost structure with current economic conditions and position us to achieve long-term targets and operating growth. The additional restructuring will only affect personnel, including contract employees, and is expected to be complete by the end of 2020. We expect to incur between $1.2-$1.4 million of additional restructuring charges mainly consisting of severance costs over the first three quarters of 2020.

Cambium Networks financial outlook does not include the potential impact of any possible future financial transactions, pending legal matters, or other transactions.  Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonably certain; however, actual results may differ materially from the outlook.

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, February 10, 2020. To access the live conference call by phone, listeners should dial +1(877) 288-4394 in the U.S. or Canada and +1 (470) 495-9483 for international callers, referencing conference ID number 8353008. To join the live webcast and view additional materials, listeners should access the investor page of Cambium Networks website at https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available on the investor page of Cambium Networks website for a period of one year. A replay of the conference call will be available for 48 hours soon after the call by phone by dialing +1 (855) 859-2056 in the U.S. or Canada and +1 (404) 537-3406 for international callers, using the conference ID number 8353008.

In addition, Cambium Networks president and CEO, Atul Bhatnagar, will present at the following investor conferences: Monday, February 24, 2020 at 11:30 a.m. PT, at the JMP Securities Technology Conference in San Francisco, CA; Wednesday March 4, 2020 at 10:25 a.m. ET at the Raymond James Institutional Investor Conference in Orlando, FL; and Tuesday, March 17, 2020, at the 32nd Annual ROTH Conference in Dana Point, CA. To join the live webcasts, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/.  Following the live webcast, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks is a leading global provider of wireless connectivity solutions that strengthen connections between people, places, and things. Specializing in providing an end-to-end wireless fabric of reliable, scalable, secure, cloud-managed platforms that perform under demanding conditions, Cambium Networks empowers service providers and enterprise, industrial and government network operators to build intelligent edge connectivity. Headquartered outside Chicago and with R&D centers in the U.S., U.K., and India, Cambium Networks sells through a range of trusted global distributors.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our third quarter Form 10-Q filed with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; our inability to predict and respond to emerging technological trends and network operators’ changing needs; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our expectations regarding outstanding litigation; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the difficulty of comparing or forecasting our financial results on a quarter-by-quarter basis due to the seasonality of our business; our limited or sole source suppliers’ inability to produce third-party components to build our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; credit risk of our channel partners, which could adversely affect their ability to purchase or pay for our products; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, remediate our material weakness, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations;  current or future unfavorable economic conditions, both domestically and in foreign markets; and our inability to obtain intellectual property protections for our products.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATION
(In thousands, except share and per share amounts)
(unaudited)
	Three months ended			Year ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Revenues	$64,062	$65,703	$63,309	$267,028	$241,762
Cost of revenues	30,767	33,871	32,838	135,799	126,267
Gross profit	33,295	31,832	30,471	131,229	115,495
Gross margin	52.0%	48.4%	48.1%	49.1%	47.8%
Operating expenses
Research and development	12,126	9,895	10,034	47,692	38,917
Sales and marketing	11,445	10,363	11,368	46,253	42,658
General and administrative	5,936	5,996	4,640	30,125	18,804
Depreciation and amortization	1,901	1,449	1,609	5,858	8,765
Total operating expenses	31,408	27,703	27,651	129,928	109,144
Operating income	1,887	4,129	2,820	1,301	6,351
Operating margin	2.9%	6.3%	4.5%	0.5%	2.6%
Interest expense	1,402	2,105	2,234	8,076	8,113
Other expense	295	61	93	546	550
Income (loss) before income taxes	190	1,963	493	(7,321)	(2,312)
Provision (benefit) for income taxes	1,239	3	(251)	10,280	(799)
Net (loss) income	$(1,049)	$1,960	$744	$(17,601)	$(1,513)

(Loss) income per share
Basic and diluted	$(0.04)	$0.08	$0.05	$(0.89)	$(0.11)
Weighted-average number of shares outstanding to compute net (loss) income per share
Basic and diluted	25,635,050	25,634,417	13,600,411	19,732,956	13,600,411

Share-based compensation included in costs and expenses:
Cost of revenues	$15	$14	$—	$211	$—
Research and development	301	199	—	5,363	—
Sales and marketing	204	374	—	4,185	—
General and administrative	270	241	—	7,937	—
Total share-based compensation expense	$790	$828	$—	$17,696	$—

CAMBIUM NETWORKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	December 31, 2019	December 31, 2018
ASSETS
Current assets
Cash	$19,346	$4,441
Accounts receivable, net of allowance	58,628	60,389
Inventories, net	41,670	30,710
Recoverable income taxes	—	679
Prepaid expenses	5,323	3,465
Other current assets	4,350	5,889
Total current assets	129,317	105,573
Noncurrent assets
Property and equipment, net	8,314	7,965
Software, net	3,395	3,944
Operating lease assets	6,872	—
Intangible assets, net	15,100	8,493
Goodwill	8,552	8,060
Deferred tax assets, net	592	8,022
TOTAL ASSETS	$172,142	$142,057
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities
Accounts payable	$25,214	$23,710
Accrued liabilities	15,034	18,263
Employee compensation	4,652	4,377
Current portion of long-term external debt	9,454	8,836
Payable to Sponsor	—	5,582
Deferred revenues	7,430	2,770
Other current liabilities	6,084	2,761
Total current liabilities	67,868	66,299
Noncurrent liabilities
Long-term external debt	54,158	94,183
Deferred revenues	4,852	1,541
Noncurrent operating lease liabilities	5,335	—
Other noncurrent liabilities	—	605
Total liabilities	132,213	162,628
Shareholders' equity (deficit)
Share capital; $0.0001 par value; 500,000,000 shares authorized at December 31, 2018 and December 31, 2019; 77,179 shares issued and outstanding at December 31, 2018 and 25,727,937 issued and 25,636,812 outstanding at December 31, 2019	3	-
Additional paid in capital	104,773	772
Capital contribution	—	24,651
Treasury shares, at cost, 0 shares at December 31, 2018 and 91,125 shares at December 31, 2019	(1,094)	—
Accumulated deficit	(63,374)	(45,773)
Accumulated other comprehensive loss	(379)	(221)
Total shareholders’ equity (deficit)	39,929	(20,571)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$172,142	$142,057

CAMBIUM NETWORKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)
	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Cash flows from operating activities:
Net (loss) income	$(1,049)	$1,960	$744
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,046	1,568	1,688
Amortization of debt issuance costs	136	663	151
Share-based compensation	790	828	-
Deferred income taxes	(97)	(9)	(799)
Other	(95)	(31)	62
Change in assets and liabilities:
Receivables	(31)	2,423	(3,503)
Inventories	1,028	(1,977)	(556)
Accounts payable	3,753	(6,223)	(1,805)
Accrued employee compensation	(329)	(1,394)	(134)
Other assets and liabilities	(7)	(9,609)	(1,504)
Net cash provided by (used in) operating activities	6,145	(11,801)	(5,656)
Cash flows from investing activities:
Purchase of property and equipment	(467)	(828)	(1,778)
Purchase of software	(72)	(157)	(670)
Cash paid for acquisition	(2,666)	(2,000)	—
Net cash used in investing activities	(3,205)	(2,985)	(2,448)
Cash flows from financing activities:
Proceeds from issuance of term loan	—	—	9,962
Proceeds from issuance of revolver debt	—	—	38
Repayment of term loan	(2,375)	(23,087)	(1,125)
Repayment of revolver debt	—	(10,000)	—
Payment of debt issuance costs	—	(128)	(396)
Proceeds from initial public offering, net of underwriters commission and fees and payment of deferred offering costs	(181)	(3,428)	—
Taxes paid related to net share settlement of equity awards	—	(802)	—
Net cash (used in) provided by financing activities	(2,556)	(37,445)	8,479
Effect of exchange rate on cash	12	(65)	(89)
Net increase (decrease) in cash	396	(52,296)	286
Cash, beginning of period	18,950	71,246	4,155
Cash, end of period	$19,346	$18,950	$4,441

Supplemental disclosure of cash flow information:
Income taxes paid	$270	$1,076	$1,074
Interest paid	$1,185	$1,371	$2,507
Significant non-cash activities:
Deferred offering costs included in accrued liabilities	$—	$179	$—

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(unaudited)

REVENUES BY PRODUCT TYPE
	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Point-to-Multi-Point	$33,244	$38,856	$41,289	$156,157	$146,621
Point-to-Point	18,178	15,976	17,405	71,618	71,678
Wi-Fi	11,521	10,141	4,034	35,678	19,571
Other	1,119	730	581	3,575	3,892
Total Revenues	$64,062	$65,703	$63,309	$267,028	$241,762

REVENUES BY REGION
	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
North America	$29,113	$29,032	$28,202	$122,565	$108,884
Europe, Middle East and Africa	19,217	21,749	21,535	85,930	75,503
Caribbean and Latin America	8,240	8,008	6,234	31,767	29,833
Asia Pacific	7,492	6,914	7,338	26,766	27,542
Total Revenues	$64,062	$65,703	$63,309	$267,028	$241,762

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

Accordingly, we believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.  Excluding these non-GAAP measures eliminate the variability caused by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used, the variability caused by purchase accounting and provide a more relevant measure of operating performance. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) Sponsor fees associated with advisory services, (v) share-based compensation expense, (vi) one-time acquisition costs, and (vii) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude Sponsor fees, in order to eliminate the impact on reported performance caused by these fees, which are related to our past ownership structure. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. As a result, management excludes this item from Cambium Networks internal operating forecasts and models. We also adjust EBITDA to exclude one-time acquisition costs and restructuring expenses as these relate to events outside the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, and non-GAAP net income are used as a supplement to our unaudited consolidated financial statements presented in accordance with GAAP.  We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of share-based compensation expense, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

•

Share-based compensation expense and associated employment taxes paid. Management may issue different types of awards, including share options, restricted share awards and restricted share units, as well as awards with performance or other market characteristics, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control.  In addition, in the three-month period ended June 30, 2019, Cambium Networks incurred a one-time share-based compensation expense of $16.1 million in connection with (i) the recognition of deferred share-based compensation expense and (ii) the issuance of 2,172,000 share options, each upon the completion of our initial public offering as well as employment taxes paid by Cambium Networks in conjunction with the settlement of deferred share-based compensation into ordinary shares.

•	Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks.
•	Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues.
•

Debt amortization costs associated with the extinguishment of long-term debt. Cambium Networks excludes these expenses from non-GAAP income since they result from an event that is outside the ordinary course of continuing operations.

•

Acquisition and integration costs consist of legal and professional fees relations to the acquisition of Xirrus. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

•

One-time charges associated with the completion of an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities; and legal and accounting costs. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

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Restructuring expenses primarily consist of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred, one-time and ongoing impacts from the company's valuation allowance recognized in the quarter ended June 30, 2019, and one-time tax impacts from share-based compensation expense incurred upon the completion of our initial public offering as noted above. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate (ETR) after adjusting for one-time or unique reoccurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for purposes of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares, if their effect to earnings per share is dilutive.  We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income (loss) to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)
	Three months ended			Year ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net (loss) income	$(1,049)	$1,960	$744	$(17,601)	$(1,513)
Interest expense, net	1,402	2,105	2,234	8,076	8,113
Provision (benefit) for income taxes	1,239	3	(251)	10,280	(799)
Depreciation and amortization	2,046	1,568	1,689	6,367	9,018
EBITDA	3,638	5,636	4,416	7,122	14,819
Share-based compensation	915	966	—	17,959	—
Sponsor management fee	—	—	125	250	500
Xirrus one-time acquisition charges	74	168	—	242	—
Restructuring expense	644	—	—	644	—
Adjusted EBITDA	$5,271	$6,770	$4,541	$26,217	$15,319

Adjusted EBITDA Margin	8.2%	10.3%	7.2%	9.8%	6.3%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP gross profit	$33,295	$31,832	$30,471	$131,229	$115,495
Share-based compensation expense	15	14	—	211	—
Amortization of capitalized software costs	145	119	80	509	253
Restructuring expense	117	—	—	117	—
Non-GAAP gross profit	$33,572	$31,965	$30,551	$132,066	$115,748
Non-GAAP gross margin	52.4%	48.7%	48.3%	49.5%	47.9%

GAAP research and development expense	$12,126	$9,895	$10,034	$47,692	$38,917
Share-based compensation expense	426	337	—	5,626	—
Restructuring expense	131	—	—	131	—
Non-GAAP research and development expense	$11,569	$9,558	$10,034	$41,935	$38,917

GAAP sales and marketing expense	$11,445	$10,363	$11,368	$46,253	$42,658
Share-based compensation expense	204	374	—	4,185	—
Restructuring expense	362	—	—	362	—
Non-GAAP sales and marketing expense	$10,879	$9,989	$11,368	$41,706	$42,658

GAAP general and administrative expense	$5,936	$5,996	$4,640	$30,125	$18,804
Share-based compensation expense	270	241	—	7,937	—
Xirrus one-time acquisition charges	74	168	—	242	—
Restructuring expense	34	—	—	34	—
Non-GAAP general and administrative expense	$5,558	$5,587	$4,640	$21,912	$18,804

GAAP depreciation and amortization	$1,901	$1,449	$1,609	$5,858	$8,765
Amortization of acquired intangibles	593	424	596	1,603	4,199
Non-GAAP depreciation and amortization	$1,308	$1,025	$1,013	$4,255	$4,566

GAAP operating income	$1,887	$4,129	$2,820	$1,301	$6,351
Share-based compensation expense	915	966	—	17,959	—
Amortization of capitalized software costs	145	119	80	509	253
Amortization of acquired intangibles	593	424	596	1,603	4,199
Xirrus one-time acquisition charges	74	168	—	242	—
Restructuring expense	644	—	—	644	—
Non-GAAP operating income	$4,258	$5,806	$3,496	$22,258	$10,803

GAAP pre-tax income (loss)	$190	$1,963	$493	$(7,321)	$(2,312)
Share-based compensation expense	915	966	—	17,959	—
Amortization of capitalized software costs	145	119	80	509	253
Amortization of acquired intangibles	593	424	596	1,603	4,199
Xirrus one-time acquisition charges	74	168	—	242	—
Write-down of debt issuance costs upon prepayment of debt	—	527	—	527	—
Restructuring expense	644	—	—	644	—
Non-GAAP pre-tax income	$2,561	$4,167	$1,169	$14,163	$2,140

GAAP provision (benefit) for income taxes	$1,239	$3	$(251)	$10,280	$(799)

	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Valuation allowance impacts	1,361	—	(112)	9,599	(112)
Tax impacts of share vesting	277	—	—	2,807	—
Tax effect of share-based compensation expense, amortization of acquired intangibles, Xirrus one-time acquisition, restructuring expense using non-GAAP ETR	(688)	(531)	(137)	(4,295)	(859)
All other discrete items	—	85	(239)	85	(104)
Non-GAAP provision for income taxes	$289	$449	$237	$2,085	$276
Non-GAAP ETR	11.3%	10.8%	20.3%	14.7%	12.9%

GAAP net (loss) income	$(1,049)	$1,960	$744	$(17,601)	$(1,513)
Share-based compensation expense	915	966	—	17,959	—
Amortization of capitalized software costs	145	119	80	509	253
Amortization of acquired intangibles	593	424	596	1,603	4,199
Xirrus one-time acquisition charges	74	168	—	242	—
Write-down of debt issuance costs upon prepayment of debt	—	527	—	527	—
Restructuring expense	644	—	—	644	—
Non-GAAP adjustments to tax	1,638	85	(351)	12,490	(216)
Tax effect of share-based compensation expense, amortization of acquired intangibles, Xirrus one-time acquisition charges, restructuring expense using non-GAAP ETR	(688)	(531)	(137)	(4,295)	(859)
Non-GAAP net income	$2,272	$3,718	$932	$12,078	$1,864

Non-GAAP fully weighted basic and diluted shares	25,637	25,634	13,600	25,637	13,600

Non-GAAP net income per Non-GAAP fully weighted basic and diluted shares	$0.09	$0.15	$0.07	$0.47	$0.14

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Investor Inquiries:

Peter Schuman, IRC

Sr. Director Investor Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com